[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.
Exhibit 4.4

Loan and Security Agreements
This Loan and Security Agreement No. 4561 (this “Agreement”) is entered into as of March 29, 2005, by and between Lighthouse Capital Partners V, L.P. (“Lender”) and Fluidigm Corporation, a California corporation (“Borrower” or sometimes referred to herein as “Debtor”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:
1. Definitions and Construction
1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).
“ACH” means the Automated Clearing House electronic funds transfer system.
“Advance” means a Loan advanced by Lender to Borrower hereunder.
“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement and/or the Note. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.
“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.
“Change of Management or Board Composition” means that (i) Borrower’s senior management shall not include Gajus Worthington; (ii) Versant Ventures shall cease to have a representative (currently Samuel Colella) serving on Borrower’s Board of Directors; or(iii) Lehman Brothers shall cease to have a representative (currently Hingge Hsu) serving on Borrower’s Board of Directors;.
“Collateral” means: (i) all property listed on Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds, provided that, notwithstanding anything to the contrary contained in this Agreement, the term Collateral shall not include (a) any property that is subject to a Lien that is otherwise permitted pursuant to subsection (v) of the definition of ‘Permitted Liens” and Lender agrees to execute any instruments or documents necessary to evidence the intent of the foregoing; (b) more than 65% of the issued and outstanding voting securities of any Subsidiary of Borrower that is not incorporated or organized in the United States; or (c) any of the Company’s Intellectual Property (as defined below).
“Commitment” means $13,000,000.
“Commitment Fee” means $10,000.
“Commitment Termination Date” means the earliest to occur of (i) the earlier to occur of (a) June 1, 2005, if Borrower has not borrowed at least $2,000,000 by such date; (b) September 1, 2005, if Borrower has not borrowed an additional $3,000,000 by such date or (c) December 1, 2005; (ii) any Default or Event of Default that has not been cured by Borrower or waived in writing by Lender, or (iii) Change of Management or Board Composition (unless Lender has waived this condition in writing).
“Control Agreement” means an agreement substantially in the form of Exhibit I or otherwise reasonably acceptable to Lender.
“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.
“Default Rate” means the lesser of 5% per annum above the otherwise applicable rate or the highest rate permitted by applicable law.
“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof, and delivered to Lender in connection with the execution and delivery of this Agreement.
“Event of Default” is defined in Section 8.
“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.
“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, consisting of guaranties of Indebtedness of other persons and obligations of reimbursement with respect to letters of credit.

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“Incumbency Certificate” means the document in the form of Exhibit E.
“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.
“Intellectual Property” means, collectively, all rights, priorities and privileges of the Borrower relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, any and all property of the Borrower that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated March 29, 2005 between Borrower and Lender, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include proceeds or other revenue consisting of accounts, accounts receivable, royalties, licensing fees, or payment intangibles, obtained or owed from or on account of the licensing or other exploitation or disposition of Intellectual Property, and all of which are included as Collateral in the security interest granted by Borrower to Lender.
“Interest Margin” means 2.5% per annum.
“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought. Lender will apply deposits (including the Commitment Fee) received by Lender, if any, towards Lender’s Expenses.
“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.
“Liquidation Event” means any of: (i) a merger of Borrower with another entity, other than a merger whereby the shareholders of Borrower immediately prior to such merger own at least 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s).
“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.
“Loan Commencement Date” means March 1, 2006.
“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes, the Financing Statement and Security Agreement in the form attached as Exhibit A and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.
“Negative Pledge Agreement” means an agreement, dated as of the date hereof, in the form of Exhibit H.
“Note” means each Secured Promissory Note in the form of Exhibit B, delivered in connection with each Advance.
“Notice of Borrowing” means the form attached as Exhibit D.
“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.
“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (ii) and (v) of Permitted Liens; (iv) Subordinated Indebtedness; (v) Indebtedness existing as of the date hereof and listed on the Disclosure Schedule; (vi) Indebtedness arising from the endorsement of negotiable instruments for deposits or collections or similar transactions in the ordinary course of business; (vii) other Indebtedness consisting of letters of credit and

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reimbursement obligations in an amount not to exceed $250,000; (viii) Indebtedness of (A) Borrower to any Subsidiary that is unsecured, (B) one Subsidiary to another Subsidiary, or (C) any Subsidiary to Borrower in an amount not to exceed $4,500,000 in the aggregate; (ix) other Indebtedness in an outstanding principal amount not to exceed $150,000 in the aggregate; and (x) Indebtedness incurred in connection with the extension, renewal or refinancing of any Indebtedness of the type described in clauses (i) through (ix) above, provided that the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith. Notwithstanding the foregoing, the restrictions on Indebtedness for Subordinated Indebtedness and referenced in clause (v) of the definition of Permitted Liens shall cease at the effective date of a public offering of Borrower’s capital stock which results in proceeds of at least $25,000,000.
“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (v) Liens upon or in any equipment (including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by Borrower to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment, provided that the aggregate outstanding principal amount of all such financing shall not exceed $5,000,000, (vi) license or sublicenses of Intellectual Property granted in the ordinary course of business; (vii) banker’s Liens, rights of setoff and similar Liens incurred on deposit and securities accounts in the ordinary course of business; (viii) Liens arising from judgments in circumstances not constituting and Event of Default; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connections with the importation of goods; (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xi) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (xii) Liens with respect to cash collateral to secure Indebtedness otherwise permitted pursuant to clause (vii) of the definition of Permitted Indebtedness; and (xiii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above, provided that any extension, renewal, or replacement Lien shall be limited to the collateral securing the existing Lien and the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith.
“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.
“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.
“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $6,000,000.
“Subsidiary” shall mean any entity of which a majority of the outstanding equity interests entitled to vote for the election of directors is owned by Borrower.
“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.
“Warrant” means the Warrant, dated as of the date hereof, in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.
1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.
2. The Loans
2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

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2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $1,000,000, unless less than $1,000,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.
2.3 Terms of Payment, Repayment.
     (a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal (provided that notwithstanding anything contained in any Loan Document, any such prepayment shall not trigger any Prepayment Fees).
     (b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. Lender shall provide Borrower an invoice for any Obligations that are to be transferred by ACH at least 10 days in advance of the date of any ACH funds transfer with respect to Obligations which have become due and payable and are to be transferred by ACH. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.
     (c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.
     (d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
2.4 Fees. Borrower shall pay to Lender the following:
     (a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;
     (b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.
     (c) Lender’s Expenses. The payment of all Lender’s Expenses, which may become due to Lender by Borrower hereunder shall be payable by Borrower as set forth in Section 2.3(b). Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.
3. Conditions of Advances; Procedure for Requesting Advances
3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.
3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 7 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.
4. Creation of Security Interest
4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

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4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.
4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.
5. Representations and Warranties
Except as set forth on the Disclosure Schedule, Borrower represents and warrants as follows:
5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except to the extent that such non-compliance would not reasonably be expected to result in an adverse effect on Borrower’s business.
5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.
5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.
5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.
5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule or any other location that Borrower has provided Lender with written notice thereof.
5.6 Litigation. All actions or proceedings pending by or against Borrower that could reasonably be expected to result in a material adverse effect on Borrower’s business before any court or administrative agency are set forth on the Disclosure Schedule.
5.7 Financial Statements. All financial statements delivered by Borrower to Lender present fairly in all material respects Borrower’s financial condition for the periods indicated. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.
5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due.
5.9 Taxes. Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have a material adverse effect on Borrower.
5.10 Rights; Title to Assets. To Borrower’s knowledge, Borrower possesses, owns, or has the right to use all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are required to conduct of its business as now operated, except where the failure to possess or own could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.
5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Lender that projections and estimates as to future events are not to be viewed as facts and the actual results during the period or periods covered by any such projections and estimates may differ from projected or estimated results).

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     5.12 Regulated Substances. Borrower complies and will comply with all laws respecting Regulated Substances, except where the failure to comply could not reasonably be expected to have an adverse effect on Borrower’s business.
     5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.
6. Affirmative Covenants
So long as any Obligations (other than inchoate indemnity obligations) remain outstanding, Borrower covenants and agrees that it shall do all of the following:
6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all respects with all statutes, laws, ordinances and government rules and regulations to which it is subject except where the failure to comply would not reasonably be expected to result in a material adverse effect on Borrower.
6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, or such other timeframe formally approved by Borrower’s audit committee, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000 (provided that Borrower shall not be required to report notices of possibly relevant third party patents, or proposals or demands to license intellectual property); and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.
6.3 Notice of Defaults. Upon any Default or Event of Default, an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.
6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the tangible Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the tangible Collateral and (ii) repair or replace any lost or damaged Collateral except to the extent that Borrower in its good faith judgment deems it to be in its best interest not to repair or replace such lost or damaged Collateral, so long as applied to a purchase or acquisition useful to Borrower’s business.
6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.
6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.
6.7 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.
7. Negative Covenants
So long as any Obligations (other than inchoate indemnity obligations) remain outstanding, Borrower will not do any of the following:

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7.1 Location of Collateral. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 and the Disclosure Schedule (or otherwise provided to Lender in writing pursuant to this Section 7.1) without giving 30 days prior written notice to Lender. Borrower’s practice of delivering and maintaining inventory at a customer’s location pending testing, validation and/or acceptance of such inventory by such customer shall be deemed to be in the “ordinary course of business” for purposes of this Agreement.
7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower’s business; and (ii) licenses of intellectual property assets entered into in the ordinary course of business (provided that licensing arrangements involving universities, governmental agencies, research institutions and corporate partners shall be deemed in the “ordinary course of business”). The parties hereto agree (a) strategic partnerships, strategic collaborations, sponsored research collaborations and development transactions, (b) transactions otherwise permitted in this Article 7, and (c) transactions for fair value involving the sale or exclusive licensing of Intellectual Property, that is outside the scope of Borrower’s business in the biotechnology field, that is not being commercialized or monetized by the Borrower; in each case, shall be deemed to be in the “ordinary course of business” for purposes of this Agreement.
7.3 Restructure. Make any material change in Borrower’s corporate structure or business other than the business of the type conducted by Borrower as of the date of this Agreement or any business reasonably related or incidental thereto; or suspend operation of Borrower’s business.
7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.
7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.
7.6 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for (i) repurchases of capital stock from employees, consultants or directors, under incentive stock option plans, restricted stock purchase agreements, repurchase agreements or other similar agreements approved by the Borrower’s Board of Directors and (ii) dividends payable solely in capital stock.
7.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if (i) approved by a disinterested majority of the Borrower’s Board of Directors, or (ii) such transaction involves sales, licensing or other transfers of property between Borrower and its Subsidiaries, or between Subsidiaries if the consideration for such sale or transfer is not less than cost (or the fair market value of such property, if lower), or (iii) such transaction involves intercompany loans that are otherwise permitted by Section 7.5.
7.8 Compliance. (i) Become regulated as an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.
7.9 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the Code, without giving Lender 30 days advance written notice.
7.10 Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest with the exception of (i) account number [***] with Silicon Valley Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $250,000 in principal amount; (ii) account number [***] with Comerica Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of a lender providing equipment financing to Borrower in an amount not to exceed $500,000 in principal amount; or (iii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $137,527 in principal amount; or (iv) any other accounts at Silicon Valley Bank or Comerica Bank (other than those specified in clause (i) or (ii) of this Section 7.10, provided that such accounts are closed and such funds are move to deposit or securities accounts in which Lender has a perfect first priority security interest, on or before June 30, 2005.
8. Events of Default

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Any one or more of the following shall constitute an Event of Default by Borrower hereunder:
8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.
8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.
8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.
8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 15 days.
8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $ 100,000.
8.6 Judgments. One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.
8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.
8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.
8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.
8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 60 days or, if earlier, an order granting the relief sought is entered.
8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.
8.12 Merger without Assumption. Borrower or all or substantially all of Borrower’s assets are acquired by or merged into any other business entity where more than 50% of Borrower’s voting power is transferred by existing shareholders of Borrower, and such acquirer or resulting entity either: (i) does not pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.
8.13 Liquidation Event. Borrower consummates a Liquidation Event where the acquirer or resulting entity either: (i) does not pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.
8.14 General Electric Capital Corporation Indebtedness. The outstanding principal balance of Borrower owed to General Electric Capital Corporation in connection with any equipment financing shall be greater than $2,500,000 at any time after December 31, 2006.
9. Lender’s Rights and Remedies

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9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.
9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, during the existence of an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.
9.3 Charges. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.
9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.
9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.
10. Waivers; Indemnification
10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.
10.2 Lender’s Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral (except to the extent mandated by the UCC); (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

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10.3 Indemnification. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.
11. Notices
All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

Fluidigm Corporation	Lighthouse Capital Partners V, LP
7100 Shoreline Court	500 Drake’s Landing Road
South San Francisco, California 94080	Greenbrae, California 94904
Attention: General Counsel, Director of Finance	Attention: Contract Administrator
FAX: (650)871-7152	FAX: (415)925-3387
12. General Provisions
12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document, provided that Lender shall not sell, transfer, negotiate, or grant participations in all or any part of any Loan Document to any competitor of Borrower.
12.2 Time of Essence. Time is of the essence for the performance of all Obligations.
12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.
12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.
12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.
12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

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12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.
12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) remain outstanding.
12.9 No Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.
12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.
12.11 Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and lender hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
12.12 Termination. Upon the full, faithful and indefeasible payment and performance of all Obligations(other than inchoate indemnity obligations) and the termination of any commitment to extend credit under this Agreement, the security interest granted herein and under the other Loan Documents shall terminate and this Agreement and the other Loan Documents (other than the Warrant) shall terminate, except for any inchoate indemnity obligations under Section 10.3 of this Agreement.
In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

Fluidigm Corporation		Lighthouse Capital Partners V, L.P.
		By:	Lighthouse Management Partners V, L.L.C., its general partner

By:	/s/ Gajus Worthington	By:	/s/ Thomas Conneely
Name:	Gajus Worthington	Name:	Thomas Conneely
Title:	PRESIDENT & CEO	Title:	Vice President
Exhibit A           Collateral Description
Exhibit B           Form of Note
Exhibit C           Form of Preferred Stock Warrant
Exhibit D           Form of Notice of Borrowing
Exhibit E           Form of Incumbency Certificate
Exhibit F           Form of Officers Certificate
Exhibit G          ACH Authorization
Exhibit H          Form of Negative Pledge Agreement
Exhibit I            Control Agreement

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Exhibit A
Collateral
This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property described on this Exhibit A (collectively, the “Collateral”), wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:
All assets of the Debtor; all personal property of Debtor;
All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;
All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;
All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;
All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;
All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;
All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever land or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;
All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing;
All equipment and fixtures, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;
All investment property;
All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and
All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.
NOTICE — PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN (EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO SUCH AGREEMENT), THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE
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WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.
Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, (i) any property that is subject to a Lien that is otherwise permitted pursuant to subsection (v) of the definition of “Permitted Liens” as defined in that certain Loan and Security Agreement, dated as of March 29, 2005, by and between Secured Party and Debtor, and Secured Party agrees to execute any instruments or documents necessary to evidence the intent of the foregoing, (ii) more than 65% of the issued and outstanding voting securities of any subsidiary of Debtor that is not incorporated or organized in the United States, or (iii) Debtor’s Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated March 29, 2005 between the Secured Party and the Debtor. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include proceeds or other revenue consisting of accounts, accounts receivable, royalties, licensing fees, or payment intangibles obtained or owed from or on account of the licensing or other exploitation or disposition of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

“Debtor”	“Secured Party”

Fluidigm Corporation, a California corporation	Lighthouse Capital Partners V, L.P.
	By:	Lighthouse Management Partners V, L.L.C., its general partner

By:

Name:	By:

Title:	Name:

Title:

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Exhibit B
[                    ]
Secured Promissory Note
This Secured Promissory Note (this “Note”) is made                     , 200           , by Fluidigm Corporation (“Borrower”) in favor of Lighthouse Capital Partners V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005 (the “Loan Agreement”).
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $                     (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.
“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.
“Final Payment” means 9% of the Advance.
“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.
“Interest Margin” means 2.5% per annum.
“Loan Commencement Date” means March 1, 2006.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Date” means the first day of each calendar month.
“Prepayment Fee” means (i) if prepaid in the calendar year 2006, 3% of the outstanding principal amount being prepaid; (ii) if prepaid in the calendar year 2007, 2% of the outstanding principal amount being prepaid; and (iii) if prepaid in the calendar year 2008 or 2009, 1% of the outstanding principal amount being prepaid.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.
1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.
4. Collateral. This Note is secured by the Collateral.

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5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. The Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily’ exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Fluidigm Corporation

By:

Name:

Title:

2

Exhibit C
Warrants

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NEITHER THIS WARRANT NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.
PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: initially, 185,714
Series D Preferred Stock
subject to increase as set forth below
Fluidigm Corporation
Effective as of March 29, 2005
Void after March 29, 2012
     1. Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to Lighthouse Capital Partners V, L.P. by Fluidigm Corporation, a California corporation (hereinafter with its successors called the “Company”).
     2. Purchase Price; Number of Shares.
     (a) The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $2.80 (the “Purchase Price”), 185,714 fully paid and nonassessable shares of the Company’s Series D Preferred Stock, (the “Exercise Quantity”), $0.001 par value (the “Preferred Stock”).
     (b) On the Commitment Termination Date, the Exercise Quantity shall automatically be increased by such additional number of shares (rounded to the nearest whole share) of Series D Preferred Stock, if any, as is equal to the amount determined by dividing (A) 4% of the Aggregate Advances under the Loan Agreement, if any, by (B) the Purchase Price
In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:
(i)	“Aggregate Advances” means the aggregate original dollar amount of all Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(ii)	“Loan Agreement” means that certain Loan and Security Agreement No. 4561 dated March 29, 2005 between the Company and Lighthouse Capital Partners V, L.P..
Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

1.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.
     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.
     4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=	Y(A-B) A

where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.
          “Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock, $0.001 par value (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:
          (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.
          (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:
               (a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

2.

               (b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and
               (c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.
     5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.
     6. Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.
     7. Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on March 29, 2012, and shall be void thereafter (the “Expiration Date”). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the Company’s shareholders immediately prior to such merger, consolidation, or acquisition holding, immediately thereafter, less than a majority of the outstanding voting securities of the successor corporation or its parent. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger or sale of assets, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company (it being acknowledged and agreed that options to acquire common stock issued to officers, directors, employees and consultants shall not be deemed “warrants”) are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed and the automatic exercise provision in this Section 7 shall have no effect. The Company agrees to give the Holder written notice promptly after it has entered into a definitive agreement relating to any proposed Merger and written notice of termination of any definitive agreement relating to any proposed Merger. Notwithstanding anything to the contrary in this Warrant, (i) the Holder may expressly make any voluntary exercise of this Warrant contingent on, and effective immediately prior to, the consummation of such Merger and (ii) any automatic exercise of this Warrant in connection with a Merger shall be conditioned on consummation of such Merger and shall be effective immediately prior thereto.
     8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.
     9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise

3.

of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.
     10. Adjustments for Diluting Issuances. The antidilution rights applicable to the Series D Preferred Stock of the Company are set forth in the Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which has been made available to Holder. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of outstanding Series D Preferred Stock without such Holder’s prior written consent. The Company shall provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.
     11. Mergers and Reclassifications. (a) Except as set forth in Section 7, If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.
          (b) Notwithstanding any other provision of this Warrant, in the event of an automatic conversion of the Company’s outstanding Series D Preferred Stock into Common Stock in accordance with the Company’s Articles, as in effect from time to time, this Warrant shall thereafter represent the right to acquire for the aggregate Purchase Price (as then in effect) the number of shares of Common Stock into which the number of shares of Preferred Stock issuable upon exercise of this Warrant would have then been convertible.
     12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer (or other appropriate officer) setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     13. Notices of Record Date, Etc. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;
          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or
          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

4.

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.
     14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:
          (a) The Company has all necessary corporate power and authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws relating to the enforcement of creditors’ rights generally.
          (b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
          (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than such notices or filings as may be required under applicable securities laws).
          (d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan and Security Agreement No. 4561 between the Company and Lighthouse Capital Partners V, L.P. dated as of March 29, 2005.
          (e) As of the date hereof, the authorized capital stock of the Company consists of (i) 65,500,000 shares of Common Stock, of which 8,909,357 shares are issued and outstanding and 185,714 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, (ii) 2,727,273 shares of Series A Preferred Stock, of which 2,727,273 are issued and outstanding shares, (iii) 6,460,675 shares of Series B Preferred Stock, of which 6,460,675 are issued and outstanding shares, (iv) 20,551,163 shares of Series C Preferred Stock, of which 16,364,832 are issued and outstanding shares, and (v) 13,887,716 shares of Series D Preferred Stock, of which 7,292,127 are issued and outstanding shares. Company has delivered a capitalization table to Holder summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.
     15. Registration Rights. The Company grants to the Holder all the rights of a “Holder” [and an “Investor”] under the Company’s Amended and Restated Investors’ Rights Agreement dated as of December 18, 2003 (the “Rights Agreement”), including, without limitation, the registration rights contained therein, and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” [and an “Investor"] for all purposes of such Rights Agreement.
     16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

5.

     17. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:
          (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.
          (b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the 1933 Act as presently in effect.
          (c) Private Issue. The Holder understands (i) that neither the issuance of this Warrant nor the issuance of any shares of the Company’s capital stock issuable upon exercise of the Holder’s rights contained herein has been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuances contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations of the Holderset forth in this Section 17.
          (d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.
     18. Notices, Transfers, Etc.
          (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.
          (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
          (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.
     19. No Impairment. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. In no event shall any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other transaction be deemed an “impairment” for purposes of this Section 18 if the shares of the Company’s capital stock issuable upon exercise of this Warrant are affected thereby in the same manner as outstanding shares of such capital stock.

6.

     20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.
     21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.
     22. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.
     23. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

Fluidigm Corporation

By:

Name:

Title:

7.

Subscription

To:

Date:

The undersigned hereby subscribes for                      shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

Assignment
For value received                                                                                                                          hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                                                     its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1.

Exhibit A
Amended and Restated Articles of Incorporation
See attached pages.

1.

Exhibit d
Notice of Borrowing
                    , ________
Lighthouse Capital Partners V, L.P.
500 Drake’s Landing Road
Greenbrae, CA 94904-3011
Ladies and Gentlemen:
     Reference is made to the Loan and Security Agreement No. 4561 dated as of March 29, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between Lighthouse Capital Partners V, L.P. and Fluidigm Corporation (the “Company”)
     The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:
     1. The amount of the proposed Advance is $                    . The business day of the proposed Advance is                     .
     2. The Loan Commencement Date for this Advance shall be March 1, 2006.
     3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.
     4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.
     The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

Fluidigm Corporation

By:

Name:

Title:

1

Exhibit e
Incumbency Certificate
     The undersigned, William Smith, hereby certifies that:
1. He/She is the duly elected and acting General Counsel and Vice President of Legal Affairs of Fluidigm Corporation, a California corporation (the “Company”).
2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Gajus Worthington	President and CEO

William Smith	General Counsel and Vice President of Legal Affairs
3. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company, as amended, as in effect as of the date hereof.
4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.
5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.
     IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 29, 2005.

Fluidigm Corporation

By:

Name:	William Smith

Title:	General Counsel and Vice President of Legal Affairs
     I, the President and CEO of the Company, do hereby certify that William Smith is the duly qualified, elected and acting General Counsel and Vice President of Legal Affairs of the Company and that the above signature is his or her genuine signature.
     IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on March 29, 2005.

Fluidigm Corporation

By:

Name:	Gajus Worthington

Title:	President and CEO
1

Exhibit f
Officer’s Certificate
     The undersigned, to induce Lighthouse Capital Partners V, L.P. (“Lender”), to extend or continue financial accommodations to Fluidigm Corporation, a California corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated March 29, 2005 (the “Loan Agreement”), hereby certifies that on the date hereof:
1.	I am the duly elected and acting of Borrower.

2.	I am a Responsible Officer as that term is defined in the Loan Agreement.

3.	The information submitted herewith complies with Sections 5.7 and 6.2 of the Loan Agreement.

4.	The financial statements delivered herewith fairly present the financial condition of Borrower

5.	Borrower is currently able to meet its obligations as they come due.

6.	I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.	I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.
     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                     .

Fluidigm Corporation

By:

Name:

Title:

1

Exhibit g
Authorization for Automatic Payment
The undersigned Fluidigm Corporation (“Borrower”) authorizes Lighthouse Capital Partners V, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated March             , 2005 (the “Loan Agreement”).
1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.
2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.
3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.
4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.
This Consent shall be effective as of March 29, 2005 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Wells Fargo Bank (Name of Borrower’s Bank)

420 Montgomery St.	San Francisco	CA	94104

(Address of Bank)	(City)	(State)	(Zip Code)

Bank Routing Number	[***] (between these symbols “ /:” “:/” on bottom left of check)
               Account Number:          [***]          (checking /deposit /savings)          (circle one)
               Copy of a voided check is attached to this form

Borrower Name:	Fluidigm Corporation
Borrower Address:	7100 Shoreline Court
South San Francisco. CA 94080
Authorized by:

Its:

Date authorized:

Internal ACH Authorizations from Lender:
Approved by:                                          Date:

1

Exhibit h
Negative Pledge Agreement
          This Negative Pledge Agreement is made as of March 29, 2005, by and between Fluidigm Corporation (“Borrower”) and Lighthouse Capital Partners V, L.P. (“Lender”).
In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”), Borrower agrees as follows:
Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s owned intellectual property, including, without limitation, the following:
(a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);
(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;
(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;
(d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);
(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);
(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;
(g) Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights
(h) Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and
(i) Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.
It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

Fluidigm Corporation	Lighthouse Capital Partners V, L.P.

By:	By: Lighthouse Management Partners V, L.L.C., its
general partner

Name:
By:
Title:
Name:

Title:

1

Exhibit I
Control Agreement
[In form and substance acceptable to Lender in its reasonable discretion]

1

RESTRICTED ACCOUNT AGREEMENT
(ACCOUNT RESTRICTED AFTER INSTRUCTIONS — Standing Wire Transfers)
This Restricted Account Agreement (the “Agreement”), dated as of the date specified at the end of this Agreement, is entered into among Fluidigm Corporation (“Company”), Lighthouse Capital Partners V, L.P. (“Secured Party”) and the Wells Fargo Bank identified in the signature block at the end of this Agreement (“Bank”), and sets forth the rights of Secured Party and the obligations of Bank with respect to the deposit account(s) of Company at Bank identified at the end of this Agreement as the “Restricted Account(s)”. As used in this Agreement, the term “Restricted Account” refers, individually and collectively, to each such deposit account.
1.	Secured Party’s Interest in Restricted Account. Secured Party represents that it is either (i) a lender who has extended credit to Company and has been granted a security interest in the Restricted Account or (ii) such a lender and the agent for a group of such lenders (the “Lenders”). Company hereby confirms, and Bank hereby acknowledges, the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to the Restricted Account and all sums now or hereafter on deposit in or payable or withdrawable from the Restricted Account (the “Account Funds”). Except as specifically provided otherwise in this Agreement, Company has given Secured Party complete control over the Account Funds. Secured Party hereby appoints Bank as agent for Secured Party only for the purpose of perfecting the security interest of Secured Party in the Account Funds while they are in the Restricted Account. Company and Secured Party would like to use the Restricted Account Service of Bank described in this Agreement (the “Service”) to further the arrangements between Secured Party and Company regarding the Restricted Account and the Account Funds.

2.	Access to Restricted Account. Secured Party agrees that Company will be allowed access to the Account Funds until Bank receives written instructions from Secured Party directing that Company no longer have access to any Account Funds (the “Instructions”). Company agrees that the Account Funds should be paid to Secured Party after Bank receives the Instructions, and hereby irrevocably authorizes Bank to comply with the Instructions even if Company objects in any way to the Instructions. Company further agrees that after Bank receives the Instructions, Company will not have access to any Account Funds.

3.	Balance Reports. Bank agrees, at the telephone request of Secured Party on any Business Day (a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), to make available to Secured Party a report (“Balance Report”) showing the opening available balance in the Restricted Account as of the beginning of such Business Day, either on-line or by facsimile transmission, at Bank’s option. Company expressly consents to this transmission of information. Secured Party and Company understand and agree that the opening available balance in the Restricted Account at the beginning of any Business Day will be determined after deducting from the Restricted Account the face amount of all Returned Items (as defined in Section 8 of this Agreement).

4.	Transfers to Secured Party. Bank agrees that on each Business Day after it receives the Instructions it will transfer to the Secured Party’s account specified at the end of this Agreement

Restricted Account Agreement (Revised 09/21/01)	Page 1

with the bank specified at the end of this Agreement (the “Secured Party Account”) the full amount of the opening available balance in the Restricted Account at the beginning of such Business Day. Bank will use the Fedwire system to make each funds transfer unless for any reason the Fedwire system is unavailable, in which case Bank will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Bank, Secured Party and Company each agree that Bank will comply with instructions given to Bank by Secured Party directing disposition of funds in the Restricted Account without further consent by Company, subject otherwise to the terms of this Agreement and Bank’s standard policies, procedures and documentation in effect from time to time governing the type of disposition requested. Company authorizes all such transfers. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions for disposition of funds in the Restricted Account originated by such third party.

5.	Delays in Making Funds Transfers. Secured Party and Company understand that a funds transfer may be delayed or not made if (a) the transfer would cause Bank to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Bank to violate any applicable law or regulation. If a funds transfer cannot be made or will be delayed, Bank will notify Secured Party by telephone.

6.	Reliance on Identifying Numbers. If Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Company understand and agree that Bank may rely on the number Secured Party indicates even if that number identifies a bank different from the bank Secured Party named. If Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Company understand and agree that Bank may rely on the account number Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.

7.	Reporting Errors in Transfers. If Secured Party or Company learns of any error in a funds transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the “Informed Party”) must notify Bank as soon as possible by telephone at (800) AT- WELLS (which is a recorded line), and provide written confirmation to Bank of such telephonic notice within two Business Days at the address given for Bank on the signature page of this Agreement. In no case may such notice to Bank by an Informed Party be made more than fourteen (14) calendar days after such Informed Party learns of the erroneous or unauthorized transfer. If a funds transfer is made in error and Bank suffers a loss because an Informed Party breached its agreement to notify Bank of such error within the time limits specified in this Section 7, then such Informed Party shall reimburse Bank for the loss promptly upon demand by Bank; provided, however, that in the event both Secured Party and Company breach this notification requirement, Secured Party shall not be obligated to reimburse Bank for the loss unless Company fails to satisfy Bank’s demand for reimbursement within fifteen (15) calendar days after demand is made on Company.

8.	Returned Item Amounts. Secured Party and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Restricted Account, without prior notice to Secured Party or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to the Restricted Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house (“ACH”) entry credited to the Restricted Account and returned unpaid

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or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to the Restricted Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Restricted Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the Restricted Account to cover the Returned Item Amounts on the day they are to be debited from the Restricted Account. Secured Party agrees to pay all Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent the Returned Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and to the extent Secured Party received proceeds from the corresponding Returned Items.

9.	Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Restricted Account and for the treasury management and other account services provided with respect to the Restricted Account (collectively “Bank Fees”), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Account, (b) the wire transfer services received with respect to the Restricted Account, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Account (but without Bank being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Account. Before Bank receives the Instructions, the Bank Fees will be paid by Bank debiting the Restricted Account, and after Bank receives the Instructions the Bank fees will be paid by Bank debiting one or more of the demand deposit operating accounts of Company at Bank specified at the end of this Agreement (the “Operating Accounts”). All such debits will be made on the Business Day that the Bank Fees are due without notice to Secured Party or Company. If there are not sufficient funds in the Restricted Account, or after Bank receives the Instructions, the Operating Accounts, to cover fully the Bank Fees on the Business Day they are debited from the Restricted Account or the Operating Accounts, or if no Operating Accounts are indicated at the end of this Agreement, such shortfall or the amount of such Bank Fees will be paid by Company sending Bank a check in the amount of such shortfall or such Bank Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Bank. After Bank receives the Instructions, Secured Party agrees to pay the Bank Fees within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company by check within fifteen (15) calendar days after demand on Company by Bank. Bank may, in its discretion, change the Bank Fees upon thirty (30) calendar days prior written notice to Company and Secured Party.

10.	Account Documentation. Secured Party and Company agree that, except as specifically provided in this Agreement, the Restricted Account will be subject to, and Bank’s operation of the Restricted Account will be in accordance with, the terms and provisions of Bank’s deposit account agreement governing the Restricted Account (“Account Agreement”), a copy of which Company and Secured Party acknowledge having received.

11.	Bank Statements. After Bank receives the Instructions, Bank will, if so indicated on the signature page of this Agreement, send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Account which are sent to Company. Company and/or Secured Party will have thirty (30) calendar days after receipt of a bank statement to notify Bank of an error in such statement. Bank’s liability for such errors is limited as provided in the “Limitation of Liability” section of this Agreement.

12.	Partial Subordination of Bank’s Rights. Bank hereby subordinates to the security interest of Secured Party in the Restricted Account (i) any security interest which Bank may have or acquire in the Restricted Account, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Account Funds against the payment of any indebtedness from time to time

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owing to Bank from Company, except for debits to the Restricted Account permitted under this Agreement for the payment of Returned Item Amounts or Bank Fees.

13.	Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company (a “Bankruptcy Notice”), Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency. With respect to any obligation of Secured Party hereunder which requires prior demand upon Company, the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company shall automatically eliminate the necessity of such demand upon Company by Bank, and shall immediately entitle Bank to make demand on Secured Party with the same effect as if demand had been made upon Company and the time for Company’s performance had expired.

14.	Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

15.	Indemnification for Following Instructions. Secured Party and Company each agree that, notwithstanding any other provision of this Agreement, except to the extent caused by Bank’s gross negligence or willful misconduct Bank will not be liable to Secured Party or Company for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by Secured Party or Company as a result of or in connection with, (a) Bank complying with any binding legal process, legal notice or court order referred to in Section 14 of this Agreement, (b) Bank following any instruction or request of Secured Party, or (c) Bank complying with its obligations under this Agreement. Further, Company, and to the extent not paid by Company within fifteen (15) calendar days after demand, Secured Party, will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clauses (a) through (c) of the preceding sentence.

16.	No Representations or Warranties of Bank. Bank agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Bank performs similar services for its own account. However, Bank will not be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Bank may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Secured Party and Company also understand that Bank will not be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Bank’s control. BANK MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

17.	Limitation of Liability. In the event that Secured Party, Company or Bank suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party’s performance or failure to perform its obligations under this Agreement, the affected parties shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Bank will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Secured Party and Company shall, unless otherwise provided by any law which cannot be

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varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Bank Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Bank Fees were charged or incurred in the preceding month, the Bank Fees charged or incurred in the month in which the Losses and Liabilities occurred). Company will indemnify Bank against all Losses and Liabilities suffered or incurred by Bank as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Bank’s negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Bank’s liability and the indemnification by Company set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Bank’s gross negligence or willful misconduct. IN NO EVENT WILL BANK BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Bank by Company or Secured Party under or related to this Agreement must be brought within twelve months after the cause of action accrues.

18.	Termination. This Agreement and the Service may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other two parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated immediately upon written notice from Bank to Company and Secured Party should Secured Party fail to make any payment when due to Bank from Secured Party under the terms of this Agreement. Secured Party and Company agree that the Restricted Account may be closed by Bank as provided in the Account Agreement. Company’s and Secured Party’s obligation to report errors in funds transfers and bank statements and to pay the Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Secured Party under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Account with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any termination of this Agreement and the Service or closure of the Restricted Account all collected and available balances in the Restricted Account on the date of such termination or closure will be transferred to Secured Party as requested by Secured Party in writing to Bank.

19.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement; provided, however, that the Bank Fees may be changed after thirty (30) calendar days prior written notice to Company and Secured Party.

20.	Notices. All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Company, Secured Party and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by one party to this Agreement to another party shall also be sent to the third party to this Agreement. Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices

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purport to be made in the name of Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

21.	Successors and Assigns. Neither Company nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld. Bank may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if the assignee is a bank affiliate of Bank.

22.	Governing Law. Company and Secured Party understand that Bank’s provision of the Service under this Agreement is subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable this Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Bank that maintains the Restricted Account is located, without regard to conflict of laws principles.

23.	Severability. To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

24.	Usury. It is never the intention of Bank to violate any applicable usury or interest rate laws. Bank does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, “charge or collect”) any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Bank to charge or collect more than the maximum Bank would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

25.	Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

26.	Entire Agreement. This Agreement, together with the Account Agreement, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, and Bank and Secured Party, with respect to (a) the Service, (b) the interest of Secured Party and the Lenders in the Account Funds and the Restricted Account, and (c) Bank’s obligations to Secured Party and the Lenders in connection with the Account Funds and the Restricted Account.
This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party and Bank on the date specified below.

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Date: March 29, 2005

Restricted Account Number(s):	[***]
Operating Account Number(s):	[***]
Secured Party Account Number:	[***]
Bank of Secured Party Account:	Comerica Bank
Secured Party is to be sent duplicate Bank Statements.

[Company] FLUIDIGM CORPORATION	[Secured Party] LIGHTHOUSE CAPITAL
PARTNERS V, L.P.

BY: LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C. ITS GENERAL
PARTNER

By:	By:

Name: Gajus Worthington	Name: Thomas Conneely
Title: CEO	Title: Vice President

Address For All Notices:	Address For All Notices:

Fluidigm Corporation	Lighthouse Capital Partners V, L.P.
Attn: James Neesen	500 Drakes Landing Road
7100 Shoreline Court	Greenbrae, CA 94904
Attn: Contracts Administration

WELLS FARGO BANK , N.A.

By:

Name: Scott M. Van Gorder
Title: Vice President, Senior Relationship Manager

Address For All Notices:

420 Montgomery Street, 9th Floor
MAC A0101-096
San Francisco, CA 94108

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March 29, 2005
Morgan Stanley & Co. Incorporated (the “Broker”)
555 California Street 14th Floor
San Francisco, CA 94104
Re: Notice of Pledge and Security
Gentlemen:
Please be advised that the undersigned, Fluidigm Corporation (“Pledgor”), has pledged a security interest in Account No. [***] (the “Account”) held by Broker, as securities intermediary, and in all of the securities, proceeds, cash or other assets now or hereafter held in the Account (collectively, the “Collateral”), to Lighthouse Capital Partners V, L.P. (“Pledgee”) pursuant to the terms and provisions of a certain Loan and Security Agreement (the “Agreement”), dated March 29, 2005.
Broker, Pledgor and Pledgee, by signing this letter, hereby agree as follows:
a) The Account shall be retitled “Fluidigm Corporation — Pledgor/ Lighthouse Capital – Pledgee”;
b) Pledgee has a security interest in the Collateral and is authorized to instruct the Broker with regard to the Account without further consent needed by Pledgor;
c) Broker is hereby notified of Pledgee’s security interest, and agrees to comply with all instructions and entitlement orders of Pledgee with regard to the Account. Broker shall not comply with instructions and entitlement orders with respect to the Collateral or the Account that are originated by the Pledgor except as described in Paragraph D below. Broker is also hereby authorized and agrees to send duplicate copies of any and all statements and confirmations, as well as any other appropriate correspondence, relating to the Account directly to the Pledgee at the address indicated below, or to such other address as Pledgee may designate in writing. This pledge will remain in full force and effect until Pledgee notifies Broker in writing to the contrary;
d) Pledgee hereby instructs Broker that until further instruction in writing from an Authorized Officer of Pledgee (as defined below) that Pledgee is assuming exclusive control over the Account (“Notice of Exclusive Control”), the Broker shall comply with directions of Pledgor with respect to any transactions, including withdrawals, in the Account. Notwithstanding anything contained herein, upon receipt of a Notice of Exclusive Control (it being understood that Broker shall have no duty or obligation whatsoever to investigate or determine whether the Notice of Exclusive Control was rightfully or legally issued), Broker shall only follow the directions and instructions of Pledgee with regard to the Account. In that case, if Pledgee so requests, Broker will proceed to liquidate the assets of the Account in accordance with Pledgee’s instructions and to deliver the proceeds to Pledgee.
     For purposes of this Agreement, “Authorized Officer of Pledgee” shall refer to any one of the following individuals: Richard Stubblefield and Thomas Conneely. If Pledgee finds it necessary to designate a replacement for any of the designated Authorized Officers of Pledgee, written notice of replacement shall be given to Broker, which notice shall be signed by the President, an Executive Vice President, a Senior Vice President, or such other officer of Pledgee as Broker may approve. However, Broker shall be entitled to rely on any notice it receives from someone whom it reasonably believes is an Authorized Officer of Pledgee;
e) Broker shall have no obligation to monitor the Account for any purpose in connection with the pledge granted hereunder. The Pledgee accepts and acknowledges full responsibility for reviewing daily confirmations and monthly statements to ensure that it is adequately secured;
f) Pledgor and Pledgee hereby agree to indemnify and hold harmless Broker, its affiliates, officers, and employees from and against any and all claims, causes of actions, liabilities, lawsuits, demands, and/or damages, including, without limitation, any and all court costs and reasonable attorney’s fees, that might result by reason of the actions of Broker under this Agreement. Broker shall not be responsible for any losses, claims, damages, liabilities and expenses incurred by Pledgor or Pledgee, except to the extent that such losses, claims, damages, liabilities or expenses arise out of the bad faith, gross negligence, or criminal acts or omissions on the part of Broker;
g) Broker may terminate this Agreement at any time by canceling the Account and transferring all funds and securities in the Account to Pledgee;
h) As of the date hereof, the Collateral has not been paid to or withdrawn by the Pledgor; Broker is not in receipt of any notice of withdrawal or redemption with regard to the Collateral or notice not to renew the Account, and Broker has not given any notice that the Account will not be renewed or extended, as the case may be;
i) Broker’s records indicate that the value of the Collateral, as of the date hereof, is approximately [***].
j) Broker subordinates any right of offset Broker may now or hereafter have against the Collateral for any indebtedness now or hereafter owing to Broker by the Pledgors to the security interest of Pledgee; provided that Broker shall continue to have a first perfected security interest in the Collateral with respect to any charges incurred in connection with the operation of the Account, including, but not limited to, fees, commissions and any costs related to unsettled securities transactions.

k) This Agreement shall be governed by the law of the State of New York, excluding its conflict of law rules. The parties hereby agree that (i) the “securities intermediary’s jurisdiction” with respect to the Account and the Collateral is New York and (ii) the parties shall not agree with any other person that such securities intermediary’s jurisdiction is any jurisdiction other than New York.

Very truly yours,
FLUIDIGM CORPORATION

By: James Neeson
Title: Controller
Read and Agreed to:
MORGAN STANLEY & CO. INCORPORATED

By
Name:
Title:
LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	Lighthouse Management Partners V, L.L.C.
its general partner

By

Name: Thomas Conneely
Title: Vice President
Address: 500 Drakes Landing Road
Greenbrae, CA 94904

SUBORDINATION AGREEMENT
     This SUBORDINATION AGREEMENT (this “Agreement”), dated as of March 29, 2005, is between, on the one hand, each undersigned holder (each a “Holder” and collectively the “Holders”) of Convertible Promissory Notes issued pursuant to those certain Convertible Note Purchase Agreement dated December 18, 2003, as amended from time to time (each a “Note” and collectively the “Notes”) issued by Fluidigm Corporation, a California corporation (“Company”), and, on the other hand, Lighthouse Capital Partners V, L.P., a Delaware limited partnership (“LCP”), lender under that certain Loan and Security Agreement No. 4561, dated March 29, 2005 (the “Loan Agreement”) with Company (all obligations of payment and performance due or to become due pursuant to the Obligations or the Loan Documents as those terms are defined therein, as the same may be amended from time to time, are the “LCP Obligations”), with reference to the following:
     WHEREAS, in order to induce LCP to enter into the Loan Agreement, the Holders agree to enter into this Agreement;
     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:
     1. Subordination. Each Holder agrees that it shall not receive any payment of any amounts on account of the Notes until the LCP Obligations have been paid and performed in full. Regardless of (i) any agreement of any Holder or LCP with Company, (ii) the time, place, manner or order of attachment, perfection, or the filing of UCC-1 filings or other documents, or (iii) the giving or failure to give notice, each Holder does hereby subordinate payment by Company on its Notes to the full and final payment to LCP of the LCP Obligations. Each Holder agrees that all payments and the proceeds received by Holders on account of the Notes shall be held by them in trust for LCP for the payment of the LCP Obligations, and turned over to LCP in kind upon receipt of notice from LCP that Company has failed to pay LCP any of the LCP Obligations. Holders hereby agree they have no security interest in any property of the Company.
Notwithstanding anything in this Agreement, (i) in the event the Convertible Note, dated as of December 18, 2003 (the “Initial EDB Note”), issued by Company to Biomedical Sciences Investment Fund Pte Ltd (“BMSIF”) has not been converted according to the terms set forth in Section 2 of such Initial EDB Note by the Payment Date (as defined in such Initial EDB Note), BMSIF may receive payment by the Company in an amount not to exceed 50% of the principal amount outstanding under such Initial EDB Note, and (ii) each Holder may convert any Note into capital stock of the Company and accept cash in lieu of fractional shares in connection with any such conversion. Upon conversion of any Note into capital stock of the Company and acceptance of cash in lieu of fractional shares in connection with any such conversion, this Agreement shall terminate with respect to such Note and any proceeds received by a Holder in connection with the conversion of such Note.
     2. Bankruptcy. (Subject to paragraph (1) above), Each Holder agrees that upon any distribution of assets or readjustment of indebtedness of Company, whether by liquidation, bankruptcy, assignment for the benefit of creditors, or otherwise, LCP shall receive payment in full on the LCP Obligations before Holder receives payment of any amounts due under the Notes and Holders shall pay over to LCP any amounts so received by them related to the Notes until the LCP Obligations are paid in full. In furtherance thereof, each Holder authorizes LCP to make and vote (without LCP being obligated to make or vote) any and all proofs of claim respecting the Notes in any such proceeding and to receive and collect all dividends or other payments thereupon; provided that LCP will pay over to Holders a pro rata distribution of amounts received by it in excess of that necessary for the full and final satisfaction of the LCP Obligations. Holders agree to execute such instruments of assignment and other documents as may be necessary to enforce such claims and collect such dividends or to otherwise carry out the intent and purpose hereof.
     3. Representations. Each party hereto warrants and represents to the others that it has full power and authority to enter hereinto and to perform all obligations hereunder, that this Agreement is valid, binding and enforceable in accordance with its terms and that execution and performance hereof does not violate any agreement with any other person or entity. Each Holder represents and warrants that it (i) is the owner of the Notes, free and clear of the claims of any others, (ii) has not heretofore subordinated or assigned the Notes or its interest therein to any entity, (iii) will not transfer any Notes to any entity other than one which agrees to be bound hereby, and (iv) waives any rights to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or change in LCP obligations.
     4. No Third Party Beneficiaries. Company has no rights hereunder. This Agreement is made only for the benefit of Holders and LCP and their successors and assigns, and may not be relied upon by any other third party, including Company or any successor thereto or any judgment lien creditor thereof. Nothing herein shall constitute a commitment or agreement by either of LCP or Holder to provide funds to Company.
     5. Miscellaneous. This Agreement: (i) may only be amended by a writing signed by LCP and the affected Holder; (ii) contains the entire agreement between Holders and LCP with respect to its subject matter, and all prior negotiations, documents and discussions are superseded hereby; (iii) shall be governed by the laws of the state of California; (iv) may be executed in counterparts delivered by telefacsimile, all of which, when taken together, shall constitute one and the same original document; and (v) may be attached to a Form UCC-1 and filed in the public records of any jurisdiction; and (vi) shall terminate upon the full, final and indefeasible payment and performance by Company to LCP of all LCP Obligations.
     6. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
Lighthouse Capital Partners V, L.P.
a Delaware limited partnership

by:	Lighthouse Management Partners V, L.L.C.
its general partner

by:	/s/ Thomas Conneely

Thomas Conneely
Vice President

500 Drakes Landing Road
Greenbrae, CA 94904
Attn: Contracts Administration
Tel: (415) 464-5900
Fax: (415) 925-3387

HOLDERS:
Biomedical Sciences Investment Fund Ptd Ltd

By: Title:	/s/ Lily Chan Director
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: Lily Chan, PhD
Tel: 65-6395-7700
Fax: 65-6395-7796
Invus, L.P.

By:	Invus Advisors, LLC
Its general partner

By:
Title:
135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371-1717
Fax: (212) 371-1829
Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.
Fluidigm Corporation

By
Its

Signature page to Fluidigm Corporation
Subordination Agreement
Fluidigm Confidential

HOLDERS:
Biomedical Sciences Investment Fund Ptd Ltd

By:
Title:

20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: General Manager
Tel: 65-6395-7700
Fax: 65-6395-7796
Invus, L.P.

By:	Invus Advisors, LLC
Its general partner

By: Title:	/s/ Aflalo Guimaraes Managing Director
135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371- 1717
Fax: (212) 371-1829
Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.
Fluidigm Corporation

By
Its

HOLDERS:
Biomedical Sciences Investment Fund Ptd Ltd

By:
Title:
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: General Manager
Tel: 65-6395-7700
Fax: 65-6395-7796
Invus, L.P.

By:	Invus Advisors, LLC
Its general partner

By:
Title:
135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371-1717
Fax: (212) 371-1829
Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.
Fluidigm Corporation

By	/s/ Gajus Worthington

Its	President & CEO

AMENDMENT NO. 01 (“Amendment”)
TO LOAN AND SECURITY AGREEMENT NO. 4561
Entered into as of August 4, 2006 by and between
Lighthouse Capital Partners V, L.P. (“Lender”) and Fluidigm Corporation (“Borrower”).
RECITALS
     WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4561 dated as of March 29, 2005 (the “Loan and Security Agreement”; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement), together with the other agreements and instruments entered into in connection therewith (collectively, the “Loan Documents”); and
     WHEREAS, Borrower and Lender each have agreed to amend the Loan Documents subject to Borrower’s performance of the terms and conditions hereof; and
     WHEREAS, as of August 31, 2006, Borrower and Lender mutually agree that the outstanding principal balance of the Loans is $11,093,832.04;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan Documents by entering into this Amendment and Borrower agrees to perform such other covenants and conditions as follows:
A) Loan and Security Agreement
     (i) Definitions — The definition of “Subordinated Indebtedness”, shall be amended and restated to read as follows:
“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB (including its investment fund BioMedical Sciences Investment Fund Ptd Ltd) and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $8,000,000.
B) Secured Term Promissory Note
(i) Definitions — The following definitions shall be added to the Notes, and to the extent these terms are already defined in the Loan Documents, they shall be deleted in their entirety and replaced with the following:
     “Final Payment” means 11.25% of the Advance.
     “Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after March 1, 2006 through and including August 31, 2006, the Basic Rate shall be fixed at 10.00%. On and after September 1, 2006, the Basic Rate shall be fixed at 9.75%.
     “Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 48 calendar months.
C) Additional Terms and Conditions

1.

1.	Repayment. Notwithstanding anything contained in any Note issued in connection with the Loan and Security Agreement, Section 1 of each such Note shall be superseded by the following payment terms: for and on account of all of the Notes, from March 1, 2006 through and including August 31, 2006, Borrower will pay Lender $416,006.71 per month. On and after September 1, 2006 through February 28, 2010, Borrower shall pay Lender $310,305.95 per month. In addition to all other amounts due or to become due hereunder, the Final Payment is due on the earliest to occur of the Maturity Date or March 1, 2009.

2.	Restructure Fee. In addition to all other amounts due or to become due hereunder, on the earliest to occur of (i) the Maturity Date; (ii) the date of prepayment of all of the Notes, or (ii) March 1, 2009, Borrower shall pay to Lender a restructure fee in the amount of $150,000, in cash.

3.	Expenses. Borrower shall pay reasonable fees and expenses incurred by Lender’s legal counsel in connection with the preparation and negotiation of documentation related to this Amendment. Such restructure expenses are due and payable when billed.
D)           Acknowledgments; Representations and Warranties. Borrower warrants and represents to Lender, as a material inducement to Lender’s entering hereinto, as follows:
a)	No Further Funding Obligations. Lender has no obligations to make further Advances to Borrower.

b)	No Waivers. Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document.

c)	No Set-Off. Borrower has no claims or rights of set-off against Lender of any kind under any Loan Document or otherwise. Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

d)	Representations and Warranties of Borrower. The representations and warranties contained in the Loan Agreement are true and complete in all material respects as of the date hereof, except with respect to any such representation or warranty which speak only as of a specific date prior to the date hereof. Borrower warrants and represents that no Events of Default have occurred. Borrower warrants and represents that it has not reached any settlement with any other creditor of Borrower that has not been disclosed in writing to Lender.
E.           Release. Borrower for itself and for its agents, partners, stockholders, employees and affiliates and its or their successors and assigns hereby (a) agrees to waive, release and further discharge Lender and its officers, directors, stockholders, partners, successors, assigns, agents and employees of and from any and all manner of claims arising in connection with the Loan Documents for damages at law or in equity with respect to any matter occurring prior to the date hereof which Borrower or such other releasing party may have had, and (b) waives California Civil Code Section 1542, which reads: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each provision of this release shall be severable from every other provision when determining its legal enforceability.

2.

Except as amended hereby, the Loan Documents remain unmodified and unchanged and ratified by Borrower as though fully set forth herein. In the event of any contradiction between any term of this Amendment with any other Loan Document, the terms under this Amendment shall control Lender and Borrower have executed this Amendment as of the date first written above.

Borrower:		Lender:

Fluidigm Corporation		Lighthouse Capital Partners V, L.P.

		By:	Lighthouse Management

Partners V, L.L.C., its general partner

By:	/s/ Gajus Worthington	By:	/s/ Thomas Conneely

Name:	Gajus Worthington	Name:	Thomas Conneely

Title:	CEO	Title:	Vice President

3.

AMENDMENT NO. 02 (“Amendment”)
TO LOAN AND SECURITY AGREEMENT NO. 4561
Entered into as of November 16, 2006 by and between
Lighthouse Capital Partners V, L.P. (“Lender”) and Fluidigm Corporation (“Borrower”).
Without limiting or amending any other provisions of the Agreement, as amended, Lender and Borrower agree to the following:
Section 1.1 of the Agreement, the definition of “Subordinated Indebtedness”, shall be amended and restated to read as follows:
“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB (including its investment fund BioMedical Sciences Investment Fund Ptd Ltd) and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $13,000,000.
All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

Borrower:		Lender:

Fluidigm Corporation		Lighthouse Capital Partners V, L.P.

		By:	Lighthouse Management

Partners V, L.L.C., its general partner

By:	/s/ Rich Delateur	By:	/s/ Darren Haggerty

Name:	Rich Delateur	Name:	Darren Haggerty

Title:	Chief Financial Officer	Title:	Director of Portfolio Analysis

1.

AMENDMENT NO. 03
Dated August 8, 2007
TO
that certain Loan and Security Agreement No. 4561
dated as of March 29, 2005, as amended (“Agreement”), by and between
Lighthouse Capital Partners V, L.P. (“Lender”) and
Fluidigm Corporation, a Delaware corporation (formerly a California corporation) (“Borrower”).
(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)
Without limiting or amending any other provisions of the Loan Documents, Lender and Borrower agree to the following:
Effective March 29, 2007, Borrower’s state of incorporation has reincorporated from the State of California to the State of Delaware.
Except as amended hereby, the Loan Documents remains unmodified and unchanged.

BORROWER:		LENDER:

Fluidigm Corporation		Lighthouse Capital Partners V, L.P.

		By:	Lighthouse Management

Partners V, L.L.C., its general partner

By:	/s/ Gajus Worthington	By:	/s/ Tom Conneely

Name:	Gajus Worthington	Name:	Tom Conneely

Title:	President & CEO	Title:	Vice President

ORIGINAL

AMENDMENT NO. 04
Dated February 15, 2008
TO
that certain Loan and Security Agreement No. 4561
dated as of March 29, 2005, as amended (“Agreement”), by and between
Lighthouse Capital Partners V, L.P. (“Lender”) and
Fluidigm Corporation (“Borrower”).
     this Amendment No. 04 (“Amendment 04”) to that certain Loan and Security Agreement No. 4561 dated March 29, 2005 (as amended to date, the “Agreement) is entered into as of February 15, 2008, by and between Lighthouse Capital Partners V, L.P. (“Lender”) and Fluidigm Corporation, a Delaware corporation (“Borrower”).
     WHEREAS, Borrower and Lender have previously entered into and amended the Agreement; and
     WHEREAS, Borrower has requested Lender provide an additional term loan financing, which Lender has agreed to provide subject to the terms of this Amendment 04.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:
(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)
I. Section 1.1, the following definitions shall be added to the Agreement:
“Change of Management or Board Composition ” means that (i) Borrower’s senior management shall not include Gajus Worthington; (ii) Versant Ventures or any of its affiliated funds shall cease to have a representative (currently Samuel Colella) serving on Borrower’s Board of Directors; or (iii) Alloy Ventures or any of its affiliated funds shall cease to have a representative (currently Mike Hunkapiller) serving on Borrower’s Board of Directors.
“Commitment One” means the Commitment as that term is used in the Agreement prior to the effect of this Amendment 04.
“Commitment Two” means $10,000,000.
“Commitment Two Warrant” mean the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-2 attached to this Amendment 04 and issued in conjunction with Commitment Two.
II. Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:
“Basic Rate” (i) under Commitment One, as defined in the Notes, as amended pursuant to Amendment No. 01, and (ii) under Commitment Two, as defined in the Notes for Advances under Commitment Two.
“Commitment” means Commitment One and Commitment Two.
“Commitment Fee” means $10,000 under Commitment One and $10,000 under Commitment Two.
“Commitment Termination Date” has occurred for Commitment One, and for Commitment Two it means the earliest to occur of (i) July 1, 2008; (ii) any Default or Event of Default, or (iii) Change of Management or Board Composition (unless Lender has waived this condition in writing).
“Disclosure Schedule” means the Disclosure Schedule delivered to Lender in connection with the execution and delivery of Amendment No. 04 to this Agreement.
“Loan Commencement Date” means (i) for Advances under Commitment One, as defined in the Notes, as amended pursuant to Amendment No. 01, and (ii) for Advances under Commitment Two, as defined in the Notes for Advances under Commitment Two.

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“Note” means (i) in connection with Advances under Commitment One, Secured Promissory Notes in the form of Exhibit B, and (ii) in connection with Advances under Commitment Two, Secured Promissory Notes in the form of Exhibits B-2 to Amendment 04.
“Notice of Borrowing” means (i) in connection with Advances under Commitment One, the form attached as Exhibit D, and (ii) in connection with Advances under Commitment Two in the form of Exhibit D-2 attached to Amendment 04.
“Warrant” means (i) all Warrants issued by Borrower to Lender prior to the date of Amendment 04, and (ii) the Commitment Two Warrant.
III. Section 6.2 — Section 6.2 of the Agreement shall be amended deleted in its entirety and replaced with the following:
6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar quarter, a balance sheet, income statement and cash flow statement covering Borrower’s operations for each of the three months during such period, provided for each calendar month ending after the calendar quarter ending on September 30, 2008, Borrower shall deliver to Lender as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, or such other timeframe formally approved by Borrower’s audit committee, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000 (provided that Borrower shall not be required to report notices of possibly relevant third party patents, or proposals or demands to license intellectual property); and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.
IV. Section 3 — Conditions of Advances; Procedure for requesting Advances; the following new Sections 3.2 and 3.3 shall be added:
3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 15 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.
3.3. Conditions Precedent to Initial Advance under Commitment Two. The obligation of Lender to make the Initial Advance under Commitment Two is subject the satisfaction of each of the following conditions:
               (a) This Amendment 04 duly executed by Borrower.
               (b) The Commitment Two Warrant to be issued to Lender duly executed by Borrower.
               (c) Delivery to Ledner of an officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 04, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 04 and each of the other Loan Documents.
               (d) Delivery to Lender of a good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.
               (e) Borrower has obtained all necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 04, the Commitment Two Warrant, and the other Loan Documents.
               (f) Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of the Agreement.
3.4 Reaffirmation Subject to the Disclosure Schedule attached hereto as Schedule 1, Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein.

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3.5 Existing Notes Notes for Advances under Commitment Two are not affected by Amendment No. 01 and Notes for Advances under Commitment One remain subject to Amendment No. 01
V. Further Terms and Conditions of this Amendment 04.
1.	Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same, except to the extent that any such written communication could not reasonably be expected to result in a material adverse effect on Borrower’s business; and (iii) it is in full compliance with Section 7.10 of the Loan and Security Agreement.

2.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

3.	Integration Clause. This Agreement represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Agreement and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Agreement shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Agreement may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.
Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Gajus Worthington	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
Name:	Gajus Worthington		its general partner
Title:	President and CEO
		By:	/s/ Thomas Conneely
		Name:	Thomas Conneely
		Title:	Vice President

3

Exhibit B-2
(Commitment Two)
[                    ]
Secured Promissory Note
This Secured Promissory Note (this “Note”) is made                               , 2008, by Fluidigm Corporation (“Borrower”) in favor of Lighthouse Capital Partners V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005, as amended (the “Loan Agreement”).
For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $                              (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.
“Basic Rate” means a fixed per annum rate of interest equal 8.5%.
“Final Payment” means 6.5% of the Advance.
“Loan Commencement Date” means January 1,2009.
“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.
“Payment Date” means the first day of each calendar month.
“Prepayment Fee” means (i) if prepaid in the calendar years 2008 or 2009, 3% of the outstanding principal amount being prepaid; (ii) if prepaid in the calendar year 2010, 2% of the outstanding principal amount being prepaid; and (iii) if prepaid in the calendar year 2011 or thereafter, 1% of the outstanding principal amount being prepaid.
“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 30 calendar months.
1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.
2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.
3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.
4. Collateral. This Note is secured by the Collateral.
5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.
6. Choice of Law; Venue. This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and

1

County of San Francisco, State of California. Borrower and Lender each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
7. Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.
In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

Fluidigm Corporation

By:

Name:

Title:

2